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                                                                    Exhibit 10.3


                                    AMENDMENT

                                       TO

                          SHELF REGISTRATION AGREEMENT

         AMENDMENT TO SHELF REGISTRATION AGREEMENT, dated as of June 10, 2004 (the "Amendment"), by and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company") and Endo Pharma LLC, a Delaware limited liability company (the "LLC"). The Company and the LLC are collectively referred to herein as the "Parties."

         WHEREAS, the Parties have entered into that certain Shelf Registration Agreement, dated as of April 30, 2004 (the "Shelf Agreement");

         WHEREAS, on April 30, 2004, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register 30 million shares of the Company's common stock, par value $.01 (the "Common Stock") for resale by the LLC and other stockholders of the Company (the "Shelf Registration Statement");

         WHEREAS, the Shelf Registration Statement provides that the Selling Stockholders (as defined below) will only sell the Common Stock being offered thereby to underwriters for resale to the public or institutional investors;

         WHEREAS, the Company will file an amendment to the Shelf Registration Statement (the "Shelf Registration Amendment") to include block sales, derivative transactions with third parties and other types of hedging transactions as potential methods by which the Selling Stockholders may sell the Common Stock being offered thereby; and

         WHEREAS, the Parties desire to enter into this Amendment in order to make necessary changes to the Shelf Agreement to reflect certain changes made to the Shelf Registration Statement in the Shelf Registration Amendment.

         NOW, THEREFORE, in consideration of the mutual promises and obligations of the Parties set forth in this Amendment, the Parties hereto agree to amend the Shelf Agreement as follows:

         1. Section 1.1 of the Shelf Agreement is hereby deleted in its entirety and the following new Section 1.1 will be added:

         "Section 1.1 Shelf Registration Agreement. The Company agrees to file with the Commission a Shelf Registration Statement to register 30 million shares of the Company's Common Stock, which will include up to 29,674,000 shares of Common Stock for resale by the LLC (including shares to be sold on behalf of its members) and 326,000 shares of Common Stock for resale by other stockholders of the Company, as determined by the Company and the LLC (collectively, the "Selling Stockholders"), to be sold, from time to time, in one or more of the following types of transactions: (i) underwritten offerings; (ii) block transactions; (iii) derivative transactions with third parties; or (iv) other types of hedging transactions (each a "Take-down Transaction"). The Company has no obligation to ensure that the Shelf Registration Statement is declared effective by the Commission."


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         2. Section 1.3 of the Shelf Agreement is hereby deleted in its entirety and the following new Section 1.3 will be added:

         "Section 1.3 Procedures for Shelf Registration. The Company and the LLC agree that the procedures for any Take-down Transaction will be in conformity with those set forth in the Registration Rights Agreement, the Employee Stockholders Agreement and the Stockholders Agreement and shall apply to any sales of Common Stock sold in a Take-down Transaction and that the provisions set forth in Section 3(h), the paragraph immediately following Section 3(o) and the last paragraph of Section 3 of the Registration Rights Agreement shall apply to the Shelf Registration Statement."





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first written above.



                                     ENDO PHARMA LLC


                                     By:  /s/ Michael B. Goldberg
                                         ----------------------------------
                                         Name: Michael B. Goldberg
                                         Title: Manager


                                     ENDO PHARMACEUTICALS HOLDINGS, INC.


                                     By:  /s/ Jeffrey R. Black
                                         ----------------------------------
                                         Name: Jeffrey R. Black
                                         Title: Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer






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